UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 22, 2013 (May 16, 2013)

CENTRAL FEDERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25045	34-187713
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

2923 Smith Road, Fairlawn, Ohio	44333	(330) 666-7979
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 16, 2013, the purpose of which was to consider and vote upon the individual matters as described below. The results of the voting were as follows:

1. A vote was taken on the election of three directors for three-year terms expiring in 2016.  Results of the voting were as follows:

Nominee	For	Votes Withheld	Broker Non-votes

Thomas P. Ash	7,593,984	29,152	6,037,584
James H. Frauenberg II	7,596,217	26,919	6,037,584
Donal Malenick	7,571,015	52,121	6,037,584

2. The approval of a non-binding advisory vote on the compensation of executives as disclosed in the proxy statement.

			Broker
For	Against	Abstain	Non-votes

7,098,354	477,209	47,573	6,037,584

3. Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-votes

6,847,016	247,896	78,263	449,961	6,037,584

4. Approval of the First Amendment to the Central Federal Corporation 2009 Equity Compensation Plan to increase the number of shares of common stock reserved for awards thereunder to 1,500,000.

			Broker
For	Against	Abstain	Non-votes

6,883,872	713,697	25,567	6,037,584

5.  Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstain

13,623,348	22,905	14,467

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

 Date:  May 22, 2013By:   /s/ John W. Helmsdoerfer

John W. Helmsdoerfer, CPA

Chief Financial Officer